Exhibit 99.1

Joint Filer Information

Name of Joint Filer:	Fusion Sponsor LLC

Address of Joint Filer:	c/o Fusion Acquisition Corp.
375 Park Avenue, Suite 2607
New York, New York 10152

Relationship of Joint Filer to Issuer:	10% Owner, Director

Issuer Name and Ticker or Trading Symbol:	Fusion Acquisition Corp. [FUSE]

Date of Event Requiring Statement:
(Month/Day/Year):	06/25/2020

Name of Joint Filer:	John James

Address of Joint Filer:	c/o Fusion Acquisition Corp.
375 Park Avenue, Suite 2607
New York, New York 10152

Relationship of Joint Filer to Issuer:	10% Owner, Officer, Director

Issuer Name and Ticker or Trading Symbol:	Fusion Acquisition Corp. [FUSE]

Date of Event Requiring Statement:
(Month/Day/Year):	06/25/2020